                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 25, 1998
                                                --------------------------------



                           ARBOR SOFTWARE CORPORATION
--------------------------------------------------------------------------------
              (EXACT NAME OF REGISTRATION AS SPECIFIED IN CHARTER)


   DELAWARE                        000-26934                     77-0277772
--------------------------------------------------------------------------------
(STATE OR OTHER                   (COMMISSION                  (IRS EMPLOYER
JURISDICTION OF                   FILE NUMBER)               IDENTIFICATION NO.)
INCORPORATION)


1344 CROSSMAN AVENUE, SUNNYVALE, CALIFORNIA                                94089
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (408) 744-9500
                                                    ----------------------------


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

          The undersigned registrant, Arbor Software Corporation (the "Registrant"), hereby amends the financial statements, exhibits and other portions of its Current Report on Form 8-K, initially filed with the Securities and Exchange Commission (the "Commission") on May 29, 1998, as set forth herein. The May 29, 1998 original filing of the Form 8-K described the merger of a subsidiary of the Registrant with Hyperion Software Corporation ("Hyperion").

          Item 7 of the Registrant's Current Report on Form 8-K dated May 29, 1998, is hereby amended to include the financial statements and exhibits indicated in Item 7 below.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements of Businesses Acquired

                Report of Independent Auditors..............................F-1
                Consolidated Balance Sheet as of
                  June 30, 1997 and June 30, 1996...........................F-2
                Consolidated Statement of Income for the years ended
                  June 30, 1997, June 30, 1996 and June 30, 1995............F-3
                Consolidated Statement of Stockholder's Equity
                  for the years ended June 30, 1997, June 30, 1996
                  and June 30, 1995.........................................F-4
                Consolidated Statement of Cash Flows for the years
                  ended June 30, 1997, June 30, 1996 and June 30, 1995......F-5
                Notes to Consolidated Financial Statements..................F-6
                Condensed Consolidated Balance Sheet as of
                  March 31, 1998 and June 30, 1997.........................F-20
                Condensed Consolidated Statement of Income
                  (unaudited) for the nine months ended March 31,
                  1998 and March 31, 1997..................................F-21
                Condensed Consolidated Statement of Cash Flows for
                  the nine months ended March 31, 1998 and March 31, 1997..F-22
                Notes to Condensed Consolidated Financial Statements for
                  the nine month period ended March 31, 1998...............F-23

        (b)     Not Applicable

        (c)     Exhibits:

                Exhibit
                Number
                -------
                 2.1*         Agreement and Plan of Merger dated May 25, 1998,
                              by and among Registrant, Merger Sub and Hyperion.

                23.1          Consent of Ernst & Young LLP.

-----------
*Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated as of May 25, 1998, filed with the Securities and Exchange Commission on May 29, 1998.


                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Arbor Software Corporation
                                        (Registrant)



Date:  June 25, 1998                    By: /s/ STEPHEN V. IMBLER
                                            ------------------------------------
                                            Stephen V. Imbler
                                            Senior Vice President and Chief
                                            Financial Officer (Duly Authorized
                                            Officer and Principal Financial
                                            Officer)

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Hyperion Software Corporation

We have audited the accompanying consolidated balance sheet of Hyperion Software Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hyperion Software Corporation and subsidiaries at June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                       /s/ Ernst & Young LLP

Stamford, Connecticut
July 17, 1997

                          Hyperion Software Corporation

                           Consolidated Balance Sheet
                      (in thousands, except for share data)

                                                                                    JUNE 30,
                                                                              1997           1996
                                                                            -----------------------
ASSETS
Current assets:
    Cash and cash equivalents                                               $ 67,059       $ 42,361
    Accounts receivable--net of allowances of $5,300 and $4,900               64,831         55,674
    Prepaid expenses and other current assets                                  3,243          3,925
    Deferred income taxes                                                      3,811          3,349
                                                                            -----------------------
TOTAL CURRENT ASSETS                                                         138,944        105,309

Property and equipment--at cost, less accumulated depreciation
    and amortization of $31,029 and $21,063                                   57,853         54,606
Product development costs--at cost, less accumulated
    amortization of $6,796 and $7,818                                          8,526         11,985
Product distribution rights, goodwill and other intangible
    assets--at cost, less accumulated amortization of
    $7,631 and $5,784                                                         11,103          6,087
Deposits and other assets                                                      2,213          1,461
                                                                            -----------------------
Total assets                                                                $218,639       $179,448
                                                                            =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued expenses                                   $ 22,746       $ 20,728
    Accrued employee compensation and benefits                                19,882         15,380
    Income taxes payable                                                       8,898          4,215
    Deferred revenue                                                          44,619         36,832
    Notes payable                                                                563            705
                                                                            -----------------------
TOTAL CURRENT LIABILITIES                                                     96,708         77,860

Mortgage payable                                                               7,823          8,336
Deferred income taxes                                                          1,071          3,249

COMMITMENTS AND CONTINGENCIES - Note H

Stockholders' equity:
    Preferred stock--$.01 par value; authorized--1,000,000
       shares; none issued
    Common stock--$.01 par value; authorized--50,000,000
       shares; issued--22,577,437 and 21,362,626 shares                          226            214
    Additional paid-in capital                                                85,706         73,440
    Retained earnings                                                         41,994         30,116
    Currency translation adjustments                                          (1,376)          (534)
    Treasury stock, at cost--4,344,599 and 4,329,464 shares                  (13,513)       (13,233)
                                                                            -----------------------
TOTAL STOCKHOLDERS' EQUITY                                                   113,037         90,003
                                                                            -----------------------
Total liabilities and stockholders' equity                                  $218,639       $179,448
                                                                            =======================



See accompanying notes.

                          Hyperion Software Corporation

                        Consolidated Statement of Income
                      (in thousands, except per share data)


                                                       YEAR ENDED JUNE 30,
                                                 1997          1996         1995
                                               -----------------------------------
REVENUES
    Software licenses                          $112,115      $ 90,304     $ 77,985
    License renewals and services               110,715        82,520       59,156
                                               -----------------------------------
Total revenues                                  222,830       172,824      137,141

COSTS AND EXPENSES
Cost of revenues:
    Software licenses                             7,135         4,780        4,454
    License renewals and services                69,076        53,258       36,443
Sales and marketing                              72,277        55,484       44,324
Product development                              33,046        26,839       20,980
Purchased research and development                              2,000
General and administrative                       19,216        16,443       11,302
Asset valuation and restructuring                 4,400
Merger and integration                                                       1,000
                                               -----------------------------------
                                                205,150       158,804      118,503
                                               -----------------------------------
OPERATING INCOME                                 17,680        14,020       18,638

Interest income                                   1,747         1,480        1,620
Interest expense                                   (349)         (243)        (119)
                                               -----------------------------------
INCOME BEFORE INCOME TAXES                       19,078        15,257       20,139

Provision for income taxes                        7,200         5,800        8,000
                                               -----------------------------------

NET INCOME                                     $ 11,878      $  9,457     $ 12,139
                                               ===================================

EARNINGS PER SHARE
    Primary                                    $    .64      $    .53     $    .70
    Fully diluted                              $    .64      $    .53     $    .69

AVERAGE NUMBER OF SHARES OUTSTANDING
    Primary                                      18,455        17,875       17,316
    Fully diluted                                18,698        17,933       17,480


See accompanying notes.

                          Hyperion Software Corporation

                 Consolidated Statement of Stockholders' Equity
                      (in thousands, except for share data)


                                               Common Stock
                                           --------------------    Additional                  Currency
                                                           Par      Paid-in       Retained    Translation   Treasury
                                             Shares       Value     Capital       Earnings    Adjustments    Stock
                                           ---------------------------------------------------------------------------

Balance at June 30, 1994                   19,582,310     $196        $57,398      $ 9,536     $  (436)      $(13,033)
   Charge reflecting change in
     Pillar Corporation's
     fiscal year                                                                    (1,016)
   Exercise of stock options                  795,756        8          3,669
   Income tax benefit from exercise
     of stock options                                                   3,195
   Currency translation effect                                                                      50
   Net income                                                                       12,139
                                           ---------------------------------------------------------------------------
Balance at June 30, 1995                   20,378,066      204         64,262       20,659        (386)       (13,033)
   Exercise of stock options                  984,560       10          5,790                                    (200)
   Income tax benefit from exercise
     of stock options                                                   3,388
   Currency translation effect                                                                    (148)
   Net income                                                                        9,457
                                           ---------------------------------------------------------------------------
Balance at June 30, 1996                   21,362,626      214         73,440       30,116        (534)       (13,233)
   Exercise of stock options                1,214,811       12          9,506                                    (280)
   Income tax benefit from exercise
     of stock options                                                   2,760
   Currency translation effect                                                                    (842)
   Net income                                                                       11,878
                                           ---------------------------------------------------------------------------

BALANCE AT JUNE 30, 1997                   22,577,437     $226        $85,706      $41,994     $(1,376)      $(13,513)
                                           ===========================================================================


See accompanying notes.

                          Hyperion Software Corporation

                      Consolidated Statement of Cash Flows
                                 (in thousands)


                                                                                    YEAR ENDED JUNE 30,
                                                                           1997            1996            1995
                                                                         ----------------------------------------

OPERATING ACTIVITIES
Net income                                                               $ 11,878        $  9,457        $ 12,139
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation and amortization                                          20,983          14,032           8,338
    Asset valuation and restructuring charges, net of
     payments of $258                                                       4,142
    Accounts receivable allowance provisions                                2,487           4,229           1,667
    Deferred income taxes                                                  (2,640)         (1,206)            210
    Charge reflecting change in Pillar Corporation's fiscal year                                           (1,016)
    Changes in operating assets and liabilities:
      Accounts receivable                                                 (11,644)        (11,897)        (15,843)
      Prepaid expenses and other assets                                       803             235          (2,463)
      Accounts payable and accrued expenses                                 5,879           8,492          11,286
      Income taxes payable                                                  7,444           4,495           5,074
      Deferred revenue                                                      7,786           6,233           9,544
                                                                         ----------------------------------------
Cash provided by operating activities                                      47,118          34,070          28,936

INVESTING ACTIVITIES
Office and research facilities                                               (578)        (15,492)        (14,308)
Leasehold improvements and purchases of furniture,
 equipment and software                                                   (16,123)        (16,726)        (12,880)
Product development costs                                                  (4,792)         (5,798)         (5,207)
Deposits and intangible assets                                             (1,564)           (636)         (1,921)
Business acquisitions                                                      (7,104)         (3,183)
                                                                         ----------------------------------------
Cash used by investing activities                                         (30,161)        (41,835)        (34,316)

FINANCING ACTIVITIES
Principal payments on notes payable                                          (655)           (610)           (309)
Mortgage payable--proceeds                                                                                  9,500
Exercise of stock options by employees                                      9,238           5,390           3,720
                                                                         ----------------------------------------
Cash provided by financing activities                                       8,583           4,780          12,911

Effect of exchange rate changes                                              (842)           (148)             50
                                                                         ----------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           24,698          (3,133)          7,581
Cash and cash equivalents at beginning of year                             42,361          45,494          37,913
                                                                         ----------------------------------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                 $ 67,059        $ 42,361        $ 45,494
                                                                         ========================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
    Income taxes                                                         $  2,398        $  2,511        $  2,716
    Interest ($266 and $243 capitalized in 1996 and 1995)                     326             497             311


See accompanying notes.

                          Hyperion Software Corporation

                   Notes to Consolidated Financial Statements


BUSINESS

Hyperion Software Corporation (the "company") develops, markets and supports comprehensive analytic solutions that enable large, multinational companies to improve financial performance by maximizing the value of information. The company's internet/intranet-enabled applications support and enhance enterprise-wide financial processes, including planning, budgeting, forecasting, accounting, consolidation and performance analysis.

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

Assets and liabilities denominated in foreign currencies are translated at the exchange rate on the balance sheet date. The related revenues, costs and expenses are translated at average rates of exchange prevailing during the reporting period. The resulting adjustments are charged or credited to stockholders' equity. Translation adjustments relating to operations abroad that are generally dependent on funding from the company's U.S. operations are included in the statement of income.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Software license revenues are recognized upon execution of the license agreement and delivery of the software. In all cases, however, collection of any related receivable must be probable and no significant post-contract obligations of the company shall be remaining.

License renewal (maintenance) fees for routine support and product updates are recognized ratably over the term of the license agreement.

Current Assets and Liabilities

The company considers highly liquid investment instruments with remaining terms of three months or less at the time of acquisition to be cash equivalents. Cash equivalents are comprised primarily of investment-grade U.S. state and political subdivision obligations.

All current assets and current liabilities, because of their short-term nature, are stated at cost, which approximates market value. The carrying amount of the company's borrowings approximates market value, as the obligations provide for interest at floating rates.

                          Hyperion Software Corporation

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived Assets

In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of." The company adopted SFAS No. 121 in fiscal 1997; the impact was not material.

Product Development Costs

The company begins capitalizing product development costs, principally wages and contractor fees, only after establishing commercial and technical viability. Product development costs are stated at the lower of cost or net realizable value. Annual amortization of these costs represents the greater of the amount computed using (i) the ratio that current gross revenues for the product(s) bear to the total current and anticipated future gross revenues for the product(s), or (ii) the straight-line method over the remaining estimated economic life of the product(s); generally such deferred costs are amortized over four years. Amortization commences when the product is available for general release to customers. Amortization expense totaled $4.8 million for 1997, $3.2 million for 1996 and $2.2 million for 1995.

Depreciation/Amortization

Depreciation and amortization are computed principally using the straight-line method over the estimated useful lives of the applicable assets.

Income Taxes

The company provides for taxes based on current taxable income and the future tax consequences of temporary differences between the financial reporting and income tax carrying values of its assets and liabilities.

Earnings Per Share

Earnings per share ("EPS") are calculated by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period after giving effect to the two-for-one stock split and merger with Pillar Corporation (see Note B). For primary EPS, common equivalent shares are shares which would be issuable upon the exercise of outstanding stock options, reduced by the number of shares assumed to be purchased by the company with the proceeds obtained therefrom at the average market price during the period. For the fully diluted EPS calculation, shares are assumed to be purchased by the company at the higher of the average or period-end market price and, therefore, this calculation may include additional equivalent shares. All share and per share data have been retroactively adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid in December 1995.

In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share," which changes the methodology of calculating earnings per share. The company will adopt SFAS No. 128 in December 1997. The company does not expect the adoption of SFAS No. 128 to have a material effect on the earnings per share information presented.

                          Hyperion Software Corporation

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components as part of a complete set of financial statements. Comprehensive income is a measure of all changes in equity of any enterprise that results from recognized transactions and other economic events of a period other than transactions with owners in their capacity as owners. The company will adopt SFAS No. 130 in fiscal 1999.

Equity Based Compensation

The company accounts for stock option grants in accordance with Accounting Principles Board Opinion ("APBO") No. 25, "Accounting for Stock Issued to Employees." The company generally prices its stock options at fair market value on the date of grant and, therefore, no compensation expense is recognized for the stock options granted.

B. STRATEGIC ALLIANCE AND ACQUISITIONS

On July 1, 1997, the company joined forces with The Baan Company, a leading provider of enterprise-wide business management software to companies requiring best-of-class manufacturing capabilities, engaging Baan to remarket Hyperion products and establishing a joint venture development effort for accounting products. The two-year definitive alliance is intended to leverage Baan's expertise in complex transactional Enterprise Resource Planning solutions and Hyperion's command of corporate financial planning, reporting and performance analysis. Baan has agreed to pay Hyperion royalties of at least $8 million for fiscal 1998 and each has agreed to share equally in the cost of developing next generation accounting products which may be licensed to end users by either company. Hyperion incurred nonrecurring charges in its June 1997 quarter of $4.4 million ($2.8 million net of tax benefits or $.15 per share) for asset valuation (write-off of certain capitalized software costs, $3.5 million) and restructuring (employee and officer severance, and customer and professional services) costs related to the joint development agreement.

In July 1996, the company acquired the exclusive distribution and service rights to its corporate budgeting product in Belgium, France and the United Kingdom for $7.6 million. The acquisition was accounted for as a purchase transaction and, accordingly, the purchase price was allocated to identifiable intangible assets based on their estimated fair values. The net operating results of the acquired business from the date of purchase are included in the accompanying statement of income. Pro forma statement of income data as if the acquisition had occurred on July 1, 1994 is not shown, as it would not differ significantly from reported results.

During the quarter ended December 1995, the company concluded two strategic acquisitions, described below, involving application technologies and an important European client base. The acquisitions, which amounted to $3.6 million, were accounted for as purchase transactions and, accordingly, $2 million was allocated to purchased research and development and $1.6 million was allocated to identifiable intangible assets based on their estimated fair values. The purchased research and development is reflected as a one-time charge in the company's operating results. The charge had the effect of reducing net income for fiscal 1996 by approximately $1.3 million or $.07 per share.

                          Hyperion Software Corporation

B. STRATEGIC ALLIANCE AND ACQUISITIONS (CONTINUED)

In December 1995, the company acquired certain assets and application technologies, and assumed certain obligations of Trust Consult s.a., a Brussels-based financial solutions provider. Along with over 130 customers, Hyperion gained significant European statutory consolidation and reporting expertise and technology. The net operating results of the acquired business from the date of purchase are included in the accompanying statement of income. Pro forma statement of income data as if the acquisition had occurred on July 1, 1994 is not shown, as it would not differ significantly from reported results.

In November 1995, the company acquired certain rights from Sinper Corporation to its powerful database engine, TM/1, technology. The new technology was used in the development of Hyperion OLAP (On-Line Analytical Processing), a solution for customers' most complex and high volume multidimensional analysis needs, such as product profitability and sales analysis. Hyperion OLAP became commercially available in April 1996.

On November 29, 1994, the company issued 1,141,592 shares of its common stock (including 146,970 shares underlying options and warrants assumed by Hyperion Software) in connection with the merger with Pillar Corporation ("Pillar"). Pillar, based in California, develops, markets and supports client/server corporate budgeting and planning solutions. The acquisition was accounted for as a pooling of interests. Accordingly, the financial statements were restated for all prior periods to include Pillar. Further, all common share and per share data were restated for prior periods.

For the three-month, pre-merger period ended September 30, 1994, revenues and net income of the company and Pillar were as follows, in thousands (unaudited):

         REVENUES
             Hyperion Software                                 $22,470
             Pillar                                              3,858
         -------------------------------------------------------------
                                                               $26,328
         =============================================================
         NET INCOME
             Hyperion Software                                 $ 1,225
             Pillar                                              1,016
                 adjustment (a)                                   (370)
         -------------------------------------------------------------
                                                               $ 1,871
         =============================================================

         (a) To adjust the provision for income taxes to reflect, on a combined company basis, the annual effective tax rate.

Pillar previously used the fiscal year ended September 30 for its financial reporting. Pillar's operating results for the year ended September 30, 1994 were included in Hyperion's consolidated statement of income for the year ended June 30, 1994. The accompanying statement of income reflects the operations of Hyperion Software and Pillar for the years ended June 30, 1997, 1996 and 1995. Accordingly, the duplication of Pillar's net income, for the three months ended September 30, 1994, in retained earnings has been adjusted by a $1 million charge to retained earnings in fiscal 1995.

In connection with the acquisition, the company charged $1 million to operations for nonrecurring merger and integration costs (principally professional fees) incurred.

                          Hyperion Software Corporation

C. PROPERTY, EQUIPMENT AND RELATED MORTGAGE LOAN

Property and equipment consists of the following at June 30:

                                                                                  Depreciation/
                                                                                  Amortization
                                                          1997         1996          Period
-----------------------------------------------------------------------------------------------
                                                           (in thousands)           (years)

Land                                                   $  3,800      $  3,800
Office and research facilities                           26,578        26,000           39
Furniture, equipment and software                        56,223        43,866         3 to 7
Leasehold improvements                                    2,281         2,003       lease term*
-----------------------------------------------------------------------------
                                                         88,882        75,669
Less accumulated depreciation and amortization           31,029        21,063
-----------------------------------------------------------------------------
                                                        $57,853       $54,606
=============================================================================

* Leasehold improvements are amortized over the lesser of the remaining life of the lease or the useful life of the improvements.

Depreciation and amortization of these assets totaled $13.5 million, $9.4 million and $5.4 million for 1997, 1996 and 1995, respectively.

On January 20, 1995, the company completed the purchase of an office and research facility in Stamford, Connecticut for $11.4 million. The purchase price was financed by the Connecticut Development Authority ("CDA," an agency of the State of Connecticut) through a $9.5 million mortgage loan, with company funds used for the balance. In the interest of Connecticut-based jobs, the CDA agreed to such financing over a 15-year period at LIBOR minus 2%, subject to, among other things: (i) the creation of a specified number of new Connecticut-based jobs, (ii) a 10-year residency in the state, and (iii) the payment of the remaining unpaid principal at the end of year ten. Violations of certain such requirements, if any, would result in additional interest charges and/or a penalty payment.

D. PRODUCT DISTRIBUTION RIGHTS, GOODWILL AND OTHER INTANGIBLE ASSETS

Components of intangible assets, which relate primarily to business acquisitions, are as follows at June 30:

                                                                                 Amortization
                                                         1997           1996        Period
----------------------------------------------------------------------------------------------
                                                           (in thousands)          (years)
Product distribution and service rights                $ 9,123       $ 1,570        3 to  7
Goodwill                                                 3,685         3,648        4 to 20
Software/technology                                      2,039         2,489        2 to  6
Customer base                                            2,219         2,219        3 to  5
Copyrights, trademarks and other                         1,618         1,416        4 to  6
Noncompete agreements                                       50           529          3
----------------------------------------------------------------------------
                                                        18,734        11,871
Less accumulated amortization                            7,631         5,784
----------------------------------------------------------------------------
                                                       $11,103       $ 6,087
============================================================================

                          Hyperion Software Corporation

D. PRODUCT DISTRIBUTION RIGHTS, GOODWILL AND OTHER INTANGIBLE ASSETS (CONTINUED)

The carrying value of intangible assets will be reviewed by management if the facts and circumstances suggest that the value(s) may be impaired. If this review indicates that the carrying amount(s) will not be recoverable, as determined based on the undiscounted cash flows attributable to such asset(s) over the remaining amortization period, management will reduce the carrying amount by the estimated shortfall of cash flows.

E. AVAILABLE CREDIT FACILITY

The company may borrow up to $25 million under an amended and restated credit facility (the "Facility") with The Bank of New York. Key provisions of the Facility are as follows: (i) the maturity date is June 30, 2000, (ii) the interest rate is the bank's base rate plus .25% or, at the company's option, LIBOR plus 1.5%, (iii) a commitment fee is charged based on any unused credit, at the rate of .25% per annum, and (iv) borrowings under the Facility are limited to the sum of (a) 85% of eligible accounts receivable, as defined, from debtors located in the United States, plus (b) 75% of eligible accounts receivable, as defined, from debtors located outside of the United States.

Other significant terms of the Facility restrict the company regarding the payment of dividends, capital expenditures and acquisitions, and additional indebtedness, including other fiscal commitments, and require the company to maintain minimum net worth and working capital ratios and to meet certain profitability criteria, as defined. Except for its office and research facilities (see Note C), substantially all of the company's assets have been pledged as security under terms of the Facility.

                          Hyperion Software Corporation

F. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Significant components of deferred tax assets and liabilities at June 30 are as follows:

                                                              1997        1996
-------------------------------------------------------------------------------
                                                              (in thousands)

Deferred income tax assets:
    Net operating loss carryforwards                         $1,588     $ 4,054
    Deferred revenue                                          1,048       1,510
    Accounts receivable                                       2,240       1,893
    Other intangible assets                                   1,213       1,418
    Tax credit carryforwards                                  1,157         876
    Property and equipment                                      684
    Accrued expenses                                            523         310
    Other                                                        53         167
-------------------------------------------------------------------------------
                                                              8,506      10,228
    Less valuation allowance                                  2,356       4,944
-------------------------------------------------------------------------------
                                                              6,150       5,284
-------------------------------------------------------------------------------
Deferred income tax liabilities:
    Product development costs                                 3,410       4,914
    Property and equipment                                                  270
-------------------------------------------------------------------------------
                                                              3,410       5,184
-------------------------------------------------------------------------------
Net deferred income tax asset                                $2,740     $   100
===============================================================================


The provision for income taxes consists of the following charges (credits):

                                                    1997        1996       1995
-------------------------------------------------------------------------------
                                                          (in thousands)
Current:
    U.S.                                          $ 6,282    $ 4,214     $5,211
    State                                           1,376      1,419      1,709
    Other countries                                 2,182      1,373        870
-------------------------------------------------------------------------------
                                                    9,840      7,006      7,790
-------------------------------------------------------------------------------
Deferred:
    U.S.                                           (1,880)      (800)       252
    State                                            (760)      (379)
    Other countries                                              (27)       (42)
-------------------------------------------------------------------------------
                                                   (2,640)    (1,206)       210
-------------------------------------------------------------------------------
                                                  $ 7,200    $ 5,800     $8,000
===============================================================================


                          Hyperion Software Corporation

F. INCOME TAXES (CONTINUED)

The effective income tax rate varied from the statutory U.S. federal tax rate as follows:

                                                             1997      1996     1995
------------------------------------------------------------------------------------

Statutory U.S. tax rate                                     35.0%     35.0%     35.0%
    State income taxes, net of U.S. tax benefit              2.1       4.5       5.6
    Tax exempt interest                                     (2.1)     (1.9)     (1.9)
    Non-U.S. operations, including export sales              5.4      (0.6)     (2.0)
    Change in valuation allowance                           (3.9)     (0.9)      1.6
    Other--net                                               1.2       1.9       1.4
------------------------------------------------------------------------------------
Effective income tax rate                                   37.7%     38.0%     39.7%
====================================================================================

The company has U.S. and non-U.S. net operating loss (NOL) carryforwards of $4.1 million and U.S. federal and state tax credit carryforwards of $1.5 million, which expire as follows:


                                                   NOL             Tax Credit
Year                                          Carryforwards      Carryforwards
------------------------------------------------------------------------------
                                                     (in thousands)
2001                                                               $  232
2003                                                                   55
2004                                              $1,662              138
2005 and thereafter                                                   326
No expiration date                                 2,402              750
------------------------------------------------------------------------------
                                                  $4,064           $1,501
==============================================================================


The company's utilization of NOL and tax credit carryforwards, acquired through the merger with Pillar Corporation (see Note B), is subject to annual limitations as prescribed by Sections 382 and 383 of the Internal Revenue Code and similar state authority.

G.  STOCK OPTION AND EMPLOYEE SAVINGS PROGRAMS


The company has elected to follow APBO No. 25 and related interpretations in accounting for its stock option and employee stock purchase plans because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APBO No. 25, because generally the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.


The company grants options to employees pursuant to its 1991 Stock Plan ("1991 Plan"). Under the 1991 Plan, the company may grant options to purchase in the aggregate up to 4 million shares of common stock. At June 30, 1997, there were, in the aggregate, outstanding options to purchase 2.4 million shares of common stock pursuant to the 1991 Plan. Options granted under the 1991 Plan have ten-year terms and are generally exercisable at 25% per year commencing one year from the date of grant.

                          Hyperion Software Corporation

G.  STOCK OPTION AND EMPLOYEE SAVINGS PROGRAMS (CONTINUED)


The company grants options to its non-employee directors pursuant to its 1991 Non-Employee Director Stock Option Plan ("Director Plan"). The Director Plan provides that options to acquire an aggregate of up to .2 million shares of common stock may be granted to non-employee directors of the company. At June 30, 1997, there were, in the aggregate, outstanding options to purchase .1 million shares of common stock pursuant to the Director Plan. Options under the Director Plan generally are exercisable in full on the date of grant, except under certain circumstances under which they vest at 33% per year. Options granted under the Director Plan have ten-year terms.

The company has granted options under certain other stock option plans and certain employee compensation arrangements pursuant to which it no longer makes any new option grants, but pursuant to which there continues to exist outstanding options to purchase shares of common stock. These options generally expire ten years after their grant date. Under these plans and employee compensation arrangements, there are options outstanding to purchase .2 million shares of common stock as of June 30, 1997. These stock option plans include plans assumed by the company in connection with its acquisition of Pillar Corporation (see Note B).

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, which also requires that the information be determined as if the company had accounted for its employee stock options granted subsequent to June 30, 1995 under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for both fiscal 1997 and 1996: risk-free interest rate of 6.4%; volatility factors of the expected market price of the company's common stock of .25; and a weighted-average average life for the options of 5.5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The company's pro forma net income would have been approximately $9.4 million and $7.9 million and pro forma primary and fully diluted earnings per share would have been $.50 and $.44 for the fiscal years ended June 30, 1997 and 1996, respectively.

In accordance with provisions of SFAS No. 123, the pro forma disclosures include only the effect of stock options granted in fiscal 1996 and fiscal 1997. These pro forma effects may not be representative of the effects of SFAS No. 123 on future years because of the fact that options vest over several years and new grants are generally made each year.

                         Hyperion Software Corporation

G.  STOCK OPTION AND EMPLOYEE SAVINGS PROGRAMS (CONTINUED)

The following table presents a summary of the company's stock option activity and related information for the years ended June 30:

                                                 1997                      1996                      1995
                                       ----------------------     ----------------------     -----------------------
                                                     WEIGHTED                  Weighted                    Weighted
                                                     AVERAGE                   Average                      Average
                                                     EXERCISE                  Exercise                    Exercise
                                         SHARES       PRICE        Shares       Price         Shares         Price
                                       ---------     --------     ---------     --------     ---------      --------

Outstanding at beginning of year        3,059,751     $ 9.53     3,053,688      $ 6.36     3,269,132        $ 4.77
Granted:
    Plans                                 984,999      13.63     1,566,279       18.55       456,332         12.66
Exercised:
    Plans                                (807,446)      6.97      (497,258)       4.53      (283,034)         3.50
    Compensation arrangements            (191,500)      2.75      (297,500)       2.50      (359,800)         2.04
Forfeited/exchanged:
    Plans                                (391,845)     14.04      (765,458)      21.33       (28,942)         6.81
                                        ---------     ------     ---------      ------     ---------        ------
Outstanding at year-end                 2,653,959     $11.66     3,059,751      $ 9.53     3,053,688        $ 6.36
                                        =========     ======     =========      ======     =========        ======

Options exercisable at year-end         1,237,921     $ 9.24     1,663,658      $ 6.21     1,983,440        $ 4.21
                                        =========     ======     =========      ======     =========        ======


Weighted average fair value of
    options granted during the year                   $ 5.06                    $ 6.53
                                                      ======                    ======

The following table summarizes information about stock options outstanding at June 30, 1997:

                                       Options Outstanding                        Options Exercisable
                     --------------------------------------------------     -----------------------------
                                     Weighted Average       Weighted                         Weighted
    Range of            Number      Remaining Years of      Average            Number         Average
 Exercise Prices     Outstanding     Contractual Life    Exercise Price     Exercisable    Exercise Price
----------------     --------------------------------------------------     -----------------------------
 $  .38 -  5.00         284,804            3.6               $ 2.99            284,214         $ 2.99
   5.01 - 10.00         587,459            5.6                 8.56            545,459           8.52
  10.01 - 15.00       1,458,080            8.6                12.69            293,370          12.34
  15.01 - 20.00         196,716            9.0                18.48             62,216          18.23
  20.01 - 24.88         126,900            8.7                23.03             52,662          22.48
---------------------------------------------------------------------------------------------------------
 $  .38 - 24.88       2,653,959            7.1               $11.66          1,237,921         $ 9.24
=========================================================================================================


Under the 1991 Employee Stock Purchase Plan ("Purchase Plan"), shares of the company's common stock may be purchased at six-month intervals at 85% of the lower of the fair market value on the first or the last business day of each six-month period. Employees may purchase shares having a value not exceeding 10% of their gross compensation, up to 1,000 shares, during an offering period. Two million shares were originally reserved for under the Purchase Plan, which term lasts for ten years.

                          Hyperion Software Corporation

G.  STOCK OPTION AND EMPLOYEE SAVINGS PROGRAMS (CONTINUED)

The following summarizes shares of common stock reserved for issuance as of June 30, 1997:

    Stock options granted and outstanding 2,653,959
    Stock options not yet granted           749,871
                                          ---------
                                          3,403,830   (3.1 million at
                                          ========= September 15, 1997)

    In addition, 1,158,916 shares are reserved for sale under the Purchase Plan.

The company maintains an employee savings plan that qualifies as a cash or deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the plan, participating U.S. employees may defer up to 15% of their pre-tax compensation, but not more than $9,500 per calendar year. The company contributes to the plan, annually, up to a maximum of $1,000 per participant. Similar savings plans are maintained with respect to certain non-U.S. employees. In fiscal 1997, 1996 and 1995, the company contributed $1.1 million, $1 million and $.7 million, respectively, to the savings plans.

H. COMMITMENTS AND CONTINGENCIES

The company leases office facilities and certain equipment under various operating lease agreements. The leases expire at various times through the year 2003.

Future minimum lease payments under all operating leases with noncancellable terms in excess of one year amount to $15.8 million as follows (in millions):
$5.4 in 1998, $4.2 in 1999, $3.1 in 2000, $1.9 in 2001, $1.1 in 2002 and $.1
thereafter. Certain of the office leases provide as well for contingent payments based on building operating expenses. Rental expense for the years ended June 30, 1997, 1996 and 1995 under all lease agreements was $5.6 million, $5.9 million and $5 million, respectively.

From time to time, in the normal course of business, various claims are made against the company. At this time, in the opinion of management, there are no pending claims the outcome of which is expected to result in a material adverse effect on the financial position of the company.

I. STOCKHOLDER RIGHTS PLAN

In November 1995, the company adopted a stockholder rights plan (the "Rights Plan") in which preferred stock rights were distributed as a rights dividend at the rate of one right for each share of common stock held as of the close of business on December 1, 1995. The Rights Plan is designed to deter coercive or unfair takeover tactics and to prevent an acquirer from gaining control of the company without offering a fair price to all of the company's stockholders. The plan is intended to protect the interests of stockholders in the event the company is confronted in the future with coercive or unfair takeover tactics.

                          Hyperion Software Corporation

I. STOCKHOLDER RIGHTS PLAN (CONTINUED)

Each right will entitle holders of company common stock to buy one share of Series A Junior Participating Preferred Stock of the company at an exercise price of $150. The rights will be exercisable only if a person or group acquires more than 15% of the common stock, or announces a tender or exchange offer which would result in its ownership of 15% or more of the common stock, or a person owning 10% or more of the common stock is determined by the board to be an Adverse Person, as defined in the Rights Plan.

If any person or group becomes the beneficial owner of 20% or more of the common stock except pursuant to a tender offer for all shares at a price that a majority of the independent directors determines to be fair; a more-than-15% stockholder engages in a merger with the company in which the company survives and its common stock remains outstanding and unchanged; certain other self-dealing events involving the company and a more-than-15% stockholder occur; or, under certain circumstances, the board determines a 10% or more stockholder to be an Adverse Person (collectively "Flip-In Events"), each right not owned by such person or related parties will entitle its holder to purchase, at the then current exercise price of the right, common stock of the company having a value of twice the right's exercise price (or, in certain circumstances, a combination of cash, property, common stock or other securities or a reduction in the exercise price having an aggregate value equal to the value of the common stock otherwise purchasable). After the occurrence of a Flip-In Event and before any person or affiliated group becomes the owner of 50% or more of the then outstanding common stock, the company may also exchange one share of common stock for each right outstanding. In addition, if the company is involved in a merger or other business combination transaction with another person in which its common stock is changed or converted, or sells or transfers more than 50% of its assets or earning power to another person, each right that has not previously been exercised will entitle its holder to purchase, at the then current exercise price of the right, shares of common stock of such other person having a value of twice the right's exercise price.

The company can, in certain circumstances, redeem the rights at $.01 per right. The rights will expire on November 17, 2005, unless earlier redeemed or exchanged.

                          Hyperion Software Corporation

J.  FINANCIAL DATA BY GEOGRAPHIC AREA


                                                               Other
                                U.S.             U.K.      International
                             Operations       Operations     Operations      Eliminations     Consolidated
----------------------------------------------------------------------------------------------------------
                                                             (in thousands)
1997
Revenues:
    Customers                 $182,703         $21,233         $18,894                            $222,830
    Intercompany                11,504                          23,958          $(35,462)
----------------------------------------------------------------------------------------------------------
           Total               194,207          21,233          42,852          $(35,462)          222,830
==========================================================================================================
Operating income                13,499           2,931           1,250                              17,680
==========================================================================================================
Identifiable assets           $180,455         $14,713         $23,471                            $218,639
==========================================================================================================

1996
Revenues:
    Customers                 $140,888         $13,623         $18,313                            $172,824
    Intercompany                 6,092                           7,428          $(13,520)
----------------------------------------------------------------------------------------------------------
           Total               146,980          13,623          25,741          $(13,520)          172,824
==========================================================================================================
Operating income                12,579             921             520                              14,020
==========================================================================================================
Identifiable assets           $150,977         $10,093         $18,378                            $179,448
==========================================================================================================

1995
Revenues:
    Customers                 $115,284         $13,290         $ 8,567                            $137,141
    Intercompany                 6,212                           3,935          $(10,147)
----------------------------------------------------------------------------------------------------------
           Total               121,496          13,290          12,502          $(10,147)          137,141
==========================================================================================================
Operating income (loss)         23,120             928          (5,410)                             18,638
==========================================================================================================
Identifiable assets           $128,033         $ 9,781         $ 8,344                            $146,158
==========================================================================================================

"Other International Operations" relate primarily to subsidiaries in Austria, Belgium, Canada, France, Germany, Italy, Japan, the Netherlands, Singapore and Spain. Operating income (loss) from operations outside the United States approximates income (loss) before income taxes of such operations. Intercompany revenues between geographic areas are accounted for at prices representative of unaffiliated party transactions of a similar nature.

Revenues from markets outside the United States were as follows (dollars in thousands):

                                                1997         1996         1995
--------------------------------------------------------------------------------
  U.K. operations                             $21,233      $13,623      $13,290
  Other international operations               18,894       18,313        8,567
  Export                                       40,888       25,439       16,614
--------------------------------------------------------------------------------
                                              $81,015      $57,375      $38,471
================================================================================
Percentage of total revenues                       36%          33%          28%
================================================================================


The majority of "Export" revenues, some of which are generated through independent distributors and agents, results from product licenses and services sold to customers throughout Europe.

The above disclosures are made pursuant to SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." In fiscal 1999, the company will adopt the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersede the provisions of SFAS No. 14.

                          Hyperion Software Corporation

K. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a tabulation of the unaudited quarterly results of operations for the two years ended June 30, 1997 (in thousands, except per share data):


---------------------------------------------------------------------------
FISCAL 1997                 SEPT. 30      DEC. 31      MARCH 31     JUNE 30
---------------------------------------------------------------------------

Total revenues               $45,987      $52,696       $50,523     $73,624
Gross profit                  29,772       34,709        31,306      50,832
Net income                     2,041        2,636         1,315       5,886
Earnings per share               .11          .14           .07         .31


---------------------------------------------------------------------------
Fiscal 1996                 Sept. 30      Dec. 31      March 31     June 30
---------------------------------------------------------------------------

Total revenues               $36,633      $40,725       $36,856     $58,610
Gross profit                  24,199       26,845        22,473      41,269
Net income                     2,216        1,521           369       5,351
Earnings per share               .12          .08           .02         .30


                          Hyperion Software Corporation

                      Condensed Consolidated Balance Sheet
                      (in thousands, except for share data)


                                                                                        MARCH 31,          JUNE 30,
                                                                                          1998               1997
                                                                                       ----------------------------
ASSETS                                                                                 (Unaudited)          (Note)
Current assets:
   Cash and cash equivalents                                                            $  93,817         $  67,059
   Accounts receivable--net of allowances of $7,000 and $5,300                             71,263            64,831
   Prepaid expenses and other current assets                                                4,375             3,243
   Deferred income taxes                                                                    5,800             3,811
                                                                                        ---------------------------
TOTAL CURRENT ASSETS                                                                      175,255           138,944

Property and equipment--at cost, less accumulated depreciation
   and amortization of $42,143 and $31,029                                                 59,740            57,853
Product development costs--at cost, less accumulated
   amortization of $9,598 and $6,796                                                        7,888             8,526
Product distribution rights, goodwill and other intangible assets--
   at cost, less accumulated amortization of $10,033 and $7,631                             8,928            11,103
Deposits and other assets                                                                   3,373             2,213
                                                                                        ---------------------------
Total assets                                                                            $ 255,184         $ 218,639
                                                                                        ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                                $  30,473         $  22,746
   Accrued employee compensation and benefits                                              18,837            19,882
   Income taxes payable                                                                     8,791             8,898
   Deferred revenue                                                                        51,250            44,619
   Notes payable                                                                              513               563
                                                                                        ---------------------------
TOTAL CURRENT LIABILITIES                                                                 109,864            96,708

Mortgage payable                                                                            7,454             7,823
Deferred income taxes                                                                                         1,071

Stockholders' equity:
   Preferred stock--$.01 par value; authorized--1,000,000 shares;
     none issued
   Common stock--$.01 par value; authorized--50,000,000 shares;
     issued--23,385,105 and 22,577,437 shares                                                 234               226
   Additional paid-in capital                                                              99,871            85,706
   Retained earnings                                                                       53,448            41,994
   Currency translation adjustments                                                        (2,174)           (1,376)
   Treasury stock, at cost--4,344,599 shares                                              (13,513)          (13,513)
                                                                                        ---------------------------
TOTAL STOCKHOLDERS' EQUITY                                                                137,866           113,037
                                                                                        ---------------------------
Total liabilities and stockholders' equity                                              $ 255,184         $ 218,639
                                                                                        ===========================


Note: the balance sheet at June 30, 1997 has been derived from the accompanying audited financial statements at that date.

See accompanying notes.

                          Hyperion Software Corporation

             Condensed Consolidated Statement of Income (Unaudited)
                      (in thousands, except per share data)


                                                          NINE MONTHS ENDED
                                                             MARCH 31,
                                                       1998              1997
                                                    ---------------------------
REVENUES
   Software licenses                                $  93,395         $  70,316
   License renewals and services                      104,126            78,890
                                                    ---------------------------
Total revenues                                        197,521           149,206

COSTS AND EXPENSES
Cost of revenues:
   Software licenses                                    6,301             5,205
   License renewals and services                       62,665            48,214
Sales and marketing                                    64,489            49,435
Product development                                    26,909            23,605
General and administrative                             21,140            14,030
                                                    ---------------------------
                                                      181,504           140,489
                                                    ---------------------------
OPERATING INCOME                                       16,017             8,717

Interest income                                         2,273             1,208
Interest expense                                         (252)             (258)
                                                    ---------------------------
INCOME BEFORE INCOME TAXES                             18,038             9,667

Provision for income taxes                              6,600             3,675
                                                    ---------------------------
NET INCOME                                          $  11,438         $   5,992
                                                    ===========================
EARNINGS PER SHARE
   Basic                                            $     .61         $     .35
   Diluted                                          $     .58         $     .33

AVERAGE NUMBER OF SHARES OUTSTANDING
   Basic                                               18,730            17,263
   Diluted                                             19,697            18,364


   See accompanying notes.

                          Hyperion Software Corporation

           Condensed Consolidated Statement of Cash Flows (Unaudited)
                                 (in thousands)

                                                                        NINE MONTHS ENDED
                                                                            MARCH 31,
                                                                      1998            1997
                                                                    ------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                              $ 36,448         $ 32,385

INVESTING ACTIVITIES
   Office facility improvements and purchases of furniture,
    equipment and software                                          (14,169)         (12,948)
   Product development costs                                         (2,164)          (3,282)
   Deposits and intangible assets                                      (252)          (1,129)
   Business acquisitions                                                              (7,104)
                                                                   --------------------------
Cash used by investing activities                                   (16,585)         (24,463)

FINANCING ACTIVITIES
   Principal payments on notes payable                                 (419)            (486)
   Exercise of stock options by employees                             8,112            3,866
                                                                   --------------------------
Cash provided by financing activities                                 7,693            3,380

Effect of exchange rate changes                                        (798)            (697)
                                                                   --------------------------
INCREASE IN CASH AND CASH EQUIVALENTS                                26,758           10,605
Cash and cash equivalents at beginning of period                     67,059           42,361
                                                                   --------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                         $ 93,817         $ 52,966
                                                                   ==========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
     Income taxes                                                  $  5,314         $  2,157
     Interest                                                           237              241


      See accompanying notes.

                          Hyperion Software Corporation

        Notes to Condensed Consolidated Financial Statements (Unaudited)

                                 March 31, 1998


A.   BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation have been included in the accompanying unaudited financial statements. Operating results for the nine-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the full year ending June 30, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the company's annual report on Form 10-K for the year ended June 30, 1997.

In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share. Statement 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and where necessary restated to conform to the Statement 128 requirements.

The following table sets forth the computation of basic and diluted earnings per share ("EPS") (in thousands, except per share data):

                                                                          NINE MONTHS ENDED
                                                                              MARCH 31,
                                                                          1998        1997
                                                                         ------------------

Numerator - net income                                                   $11,438    $ 5,992
                                                                         ==================

Denominator for basic EPS - weighted-average shares                       18,730     17,263
   Effect of dilutive securities:
     Stock option rights                                                     967      1,101
                                                                         ------------------
Denominator for diluted EPS - adjusted weighted-average shares and
   assumed conversions                                                    19,697     18,364
                                                                         ==================

Basic earnings per share                                                 $   .61    $   .35
Diluted earnings per share                                               $   .58    $   .33

In October 1997, the American Institute of Certified Public Accountants issued Statement of Position 97-2, "Software Revenue Recognition" ("SOP"), which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions. The company believes that the requirements of this SOP, which supersede the revenue recognition guidance of SOP 91-1, do not differ significantly from its revenue recognition practices and policy requirements. Accordingly, adoption of the SOP, as amended, is not expected to materially impact the company's results of operations.

B. CONTINGENCIES

From time to time, in the normal course of business, various claims are made against the company. At this time, in the opinion of management, there are no pending claims the outcome of which is expected to result in a material adverse effect on the financial position of the company.

                          Hyperion Software Corporation

  Notes to Condensed Consolidated Financial Statements - Continued (Unaudited)


B. CONTINGENCIES (Continued)

The company is assessing both the readiness of its internal business information systems for handling the Year 2000 and the compliance of products sold by the company. The company has determined that it will need to modify or replace portions of its internal business information systems so that the systems will function properly with respect to dates in the Year 2000 and beyond. The company has also initiated discussions with its significant vendors, service providers and large customers to evaluate Year 2000 issues, if any, relating to the interaction of their systems with the company's internal systems. The company anticipates that it will successfully address Year 2000 issues relating to its internal business information systems by the end of fiscal 1999. The cost of the company's internal systems Year 2000 efforts is not expected to be material to the company's financial position.

The company believes that its current products are Year 2000 compliant. However, prior versions of certain of these products currently installed at customer sites will require upgrading or other modifications to become Year 2000 compliant. The company believes that it is not legally responsible for costs incurred by these customers to achieve Year 2000 compliance. However, there can be no assurance that these customers will not assert claims against the company with respect to Year 2000 issues. The company is taking steps to identify affected customers, raise customer awareness related to noncompliance of the company's older products and assist its customers in assessing their risks. The company may incur increasing customer satisfaction costs related to these actions over the next few years. Since customer satisfaction programs are ongoing, the scope of any Year 2000 complications are not fully known and potential liability issues in certain areas are unclear, the potential impact on the company's financial position with respect to these matters is not known at this time.

The company's Hyperion accounting software, a product set formerly offered by the company, is not Year 2000 compliant. The company is aware of a limited number of customers continuing to use this product. The company is obligated under its agreements with certain of these customers to provide upgrades which are Year 2000 compliant. The company has made available to these customers a migration path to a product offered pursuant to the company's alliance with Baan/Coda, which the company believes is Year 2000 compliant. The company also expects to make available to these customers a Year 2000 compliant release of its accounting software prior to the end of calendar year 1998. The company does not expect the cost associated with this compliance effort, including planning, implementation and testing, to be material to its financial position, although there can be no assurance that the company will not be required to incur significant unanticipated costs in relation to its compliance obligations.

While the company believes that its planning efforts are adequate to address its Year 2000 issues on a timely basis, there can be no assurance that there will not be a delay in, or increased costs associated with, implementation of changes to address any such issues, which could have a material adverse effect on the company and its financial position and future results of operations.

                           ARBOR SOFTWARE CORPORATION

                                  EXHIBIT INDEX

                Exhibit
                Number
                -------
                 2.1*         Agreement and Plan of Merger dated May 25, 1998,
                              by and among Registrant, Merger Sub and Hyperion.

                23.1          Consent of Ernst & Young LLP.

-----------
*Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated as of May 25, 1998, filed with the Securities and Exchange Commission on May 29, 1998.